UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 2, 2009

MONTEREY GOURMET FOODS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-11777	77-0227341
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1528 Moffett Street
Salinas, California 93905
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (831) 753-6262

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

On January 2, 2009, Monterey Gourmet Foods, Inc. (the “Company”) announced that Mr. Jim Wong, a member of the Company’s Board of Directors since 1997, retired effective December 31, 2008.

On January 2, 2009, the Board of Directors of the Company confirmed Ms. Tammy G. Katz’s acceptance of her election as a director of the Company effective January 1, 2009. Ms. Katz will serve on the Compensation and Nominating Committees. The Board authorized her to receive options to purchase 2,500 shares of common upon her election to the board.

On January 6, 2009, Monterey Gourmet Foods, Inc. issued a press release regarding this announcement. The full text of the Company’s press release is attached hereto as Exhibit 99.1.

Item 9.01. Financial Statements and Exhibits.

Exhibit No.	Description

99.1	January 6, 2009 Press Release by Monterey Gourmet Foods, Inc.

SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MONTEREY PASTA COMPANY

Date: January 6, 2009	By:	/s/ Scott S. Wheeler

Scott S. Wheeler
Chief Financial Officer